UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2008, SunPower Corporation (“SunPower”) entered into an agreement (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”) to amend the existing Credit Agreement, dated as of July 13, 2007 and subsequently amended, by and between SunPower and Wells Fargo.  Under the Amendment, Wells Fargo waives compliance with certain restrictive covenants in the Credit Agreement, including a prohibition against SunPower providing corporate guaranties supporting contracts between its subsidiaries and third parties.  In exchange for waiving compliance with such restrictive covenants, SunPower agrees to maintain a balance of funds in a deposit account with Wells Fargo, in an amount no less than the aggregate outstanding indebtedness owed by SunPower to Wells Fargo under both the line of credit, including its letter of credit subfeature, and the letter of credit line of the Credit Agreement, as collateral securing such outstanding indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: January 24, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer